UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

Mistras Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Clarksville Road Princeton Junction, New Jersey		08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Mistras Group, Inc. (“Mistras” or the “Company”) approved a severance plan (the “Plan”) for the Company’s executive officers and certain other employees. The Plan provides for payments and other benefits to the Company’s executive officers if their employment is terminated by the Company without “cause” or by the executive officer for “good reason,” as those terms are defined below. In consideration for the severance benefits, an executive officer is required to execute a release of all claims against the Company, its affiliates, officers, directors and other representatives, and may not compete against the Company or solicit any of the Company’s customers during the period the executive officer is receiving severance benefits (the “Restricted Period”).

Under the Plan, the Chief Executive Officer, or CEO, will receive 18 months of base salary plus a pro rata portion of his or her annual cash bonus for the year of termination based upon the Company’s performance if termination is not in connection with a “change in control,” as defined below. If the termination occurs within 6 months before or 2 years after a change in control, the CEO will receive 24 months of base salary plus 2 years annual cash bonus at the CEO’s target annual incentive bonus rate. The other executive officers will receive 12 months of base salary plus a pro rata portion of their annual cash bonus for the year of termination based upon the Company’s performance if termination is not in connection with a change in control. If the termination occurs within 6 months before or 2 years after a change in control, the other executive officers will receive 18 months of base salary plus 1-1/2 years annual cash bonus at their respective target annual incentive bonus rate. Executive officers will continue to receive certain other benefits for up to 12 months following the termination of employment.

If an executive officer’s employment is terminated by the Company without cause or he or she terminates employment for good reason, not in connection with a change in control, then during the Restricted Period, so long as the executive officer is complying with the non-compete and non-solicitation restrictions, all equity awards will continue to vest, and with respect to any outstanding performance-based awards for which a measuring period ends before the end of the Restricted Period, the amount payable or vesting under any such performance-based awards will be determined at the end of the applicable performance period as if the executive officer’s employment had continued. Any vested stock options shall expire 90 days after the end of the Restricted Period.

If an executive officer’s employment is terminated by the Company without cause or he or she terminates employment for good reason within 6 months before or 2 years after a change in control, all equity-based incentive awards granted to the executive officer which were not paid out or fully vested in connection with the change in control shall become fully vested immediately, with the payout under any performance-based awards being equal to the target amount.

For purposes of the Plan, termination by the Company for “cause” means the executive officer:

a.	is convicted of or pleads nolo contendere to a felony;

b.	is indicted for the commission of a felony against the Company that has a materially adverse effect on the Company’s business;

c.	commits fraud or a material act or omission involving dishonesty with respect to the Company;

d.	willfully fails or refuses to carry out the material responsibilities of his or her employment;

e.	commits a willful act (or failure to act) that constitutes gross negligence which is materially injurious to the Company; or

f.	willfully violates a material policy of the Company.

Under the Plan, an executive officer may terminate his or her employment with the Company for “good reason” for any of the following events:

a.	there is a material adverse change in the executive officer’s status or position;

b.	a reduction in the executive officer’s annual base salary (or failure to pay same) or in his or her total target incentive award opportunities during a fiscal year;

c.	the relocation of the executive officer’s principal place of employment by more than 50 miles from the then current location;

d.	the executive officer is directed by the Board of Directors of the Company or a higher level officer of the Company to engage in conduct that is unethical or illegal;

e.	in connection with a change in control, the failure or refusal by the successor or acquiring company to expressly assume the obligations of the Company under this Plan at the time of the change in control; or

f.	there is a material adverse change to the Plan.

Under the Plan, “change in control” means the occurrence of any of the following: (a) any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) becomes the beneficial owner (within the meaning of Exchange Act Rule 13d-3) of securities of Mistras (not including in the securities beneficially owned by such person any securities acquired directly from Mistras or its affiliates) representing 40% or more of the combined voting power of the Mistras’ then outstanding voting securities, other than (1) Sotirios Vahaviolos, (2) Mistras, (3) any employee benefit plan of Mistras, (4) any entity owned directly or indirectly by the shareholders of Mistras in substantially the same proportion as their ownership of stock of Mistras, or (5) any person who becomes a beneficial owner directly or indirectly of securities of Mistras pursuant to a transaction described in (b) below which meets the exceptions in (b) (1) to (b)(3) below; or (b) there shall have been consummated a consolidation, merger or reorganization of Mistras, unless (1) the stockholders of Mistras immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of Mistras or other entity resulting from such consolidation, merger or reorganization, (2) individuals who were members of the Board of Directors of Mistras (the “Board”) immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute a majority of the board of directors of the surviving corporation or of a corporation directly or indirectly beneficially owning a majority of the voting securities of the surviving corporation, and (3) no person beneficially owns more than 50% of the combined voting power of the then outstanding voting securities of the surviving corporation (other than a person who is (A) Mistras or a subsidiary of Mistras, (B) an employee benefit plan maintained by Mistras, the surviving corporation or any subsidiary, or (C) the beneficial owner of 50% or more of the combined voting power of the outstanding voting securities of Mistras immediately prior to such consolidation, merger or reorganization); or (c) individuals who are directors or director nominees of Mistras as of January 1, 2013 (the “Incumbent Board”) cease for any reason to constitute a majority of the Board, provided that any individual becoming a director subsequent to January 1, 2013 whose appointment or nomination for election by Mistras’ stockholders, was approved by a vote of at least two-thirds of the

Incumbent Board shall be considered as though such individual was a member of the Incumbent Board; or (d) the stockholders of Mistras approve the complete liquidation or dissolution of Mistras, or a sale or other disposition of all or substantially all of the assets of Mistras (other than to an entity described in (a)(5) above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: April 26, 2013	By:	/s/ Michael C. Keefe
Name: Michael C. Keefe
Title: Executive Vice President, General Counsel and Secretary

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